SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                    ___________

                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                September 30, 1997
                 Date of report (Date of earliest event reported)

                                  MASCOTECH, INC.
                (Exact Name of Registrant as Specified in Charter)


              Delaware                1-12068             38-2513957
 (State or Other Jurisdiction  (Commission File Number)   (IRS Employer
      of Incorporation)                                    Identification No.)



21001 Van Born Road, Taylor, Michigan                                  48180
 (Address of Principal Executive Offices)                           (Zip Code)

                                 (313) 274-7405
               (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On September 30, 1997, the Registrant exercised its option and exchanged approximately 9.9 million shares of the outstanding common stock of Emco Limited ("Emco") and approximately $46 million in cash to Masco Corporation ("Masco") in payment of a promissory note issued by the Registrant in October 1996 in connection with the Registrant's purchase and retirement of certain of its securities held by Masco. The value of the Emco shares (approximately $106 million) was based on the market price of Emco common stock on the Toronto Stock Exchange, translated into U.S. dollars, in accordance with the terms of the Agreement entered into in October 1996 between the Registrant and Masco and previously filed with the Securities and Exchange Commission. The Registrant's press release issued September 30, 1997 announcing the transfer of the Emco shares is attached as Exhibit 99.a hereto.

      Masco holds approximately 17% of the Registrant's outstanding common stock. Richard A. Manoogian is the Chairman and Chief Executive Officer of the Registrant and Masco. John A. Morgan is a director of both the Registrant and Masco, and Eugene A. Gargaro, Jr., a director and the Secretary of the Registrant, is also an executive officer and the Secretary of Masco. Other relationships between Masco and the Registrant have been previously reported in other filings with the Securities and Exchange Commission.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (b) Pro Forma Financial Information. The following unaudited pro forma financial information is included herein.

            (i) Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 1996.

            (ii) Unaudited Pro Forma Consolidated Condensed Statement of Income for the six months ended June 30, 1997.

            (iii) Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30, 1997.

      (c)   Exhibits.  The following exhibits are filed herewith:

            99.a  Press Release dated September 30, 1997.

                                  MascoTech, Inc.
          Unaudited Pro Forma Consolidated Condensed Financial Statements


      The following unaudited pro forma consolidated condensed balance sheet and income statements give effect to the following transactions which have occurred:

  Disposition of Operations:

      - the disposition for cash, except for known non-cash transactions, of the net assets of businesses held for disposition or sold, undertaken in 1994 and completed in 1996, with the cash proceeds utilized to retire debt.

      - the disposition in May 1996 of MascoTech Stamping Technologies, Inc. for cash, common stock and warrants with the cash proceeds (including cash realized from the subsequent sale of a portion of the common stock) utilized to retire debt.

      - the sale in January 1997 of MascoTech Technical Services Group (including APX International, acquired by MascoTech November 6,
            1996) for cash (net of the purchase of APX International), common and preferred stock of MSX International, Inc., and notes with the net cash proceeds utilized to retire debt.

  Stock/Warrant Purchase:

      - the purchase and retirement in 1996 of: 17 million shares of MascoTech (the Company) Common Stock and the warrant to purchase 10 million shares of Company Common Stock from Masco Corporation; and one million shares of Company Common Stock from Richard A. Manoogian, Chairman of the Board of both Masco Corporation and MascoTech, Inc.

  Emco Exchange:

      - the exchange of the Company's equity holdings in Emco Limited to Masco Corporation together with cash borrowings under the Company's Revolving Credit Agreement, to retire indebtedness to Masco Corporation and Mr. Manoogian incurred in the Company's 1996 purchase and retirement of Company Common Stock.

      The pro forma consolidated condensed financial statements reflect these transactions as if they had been completed with all proceeds (including related tax benefits) received at the beginning of the period presented for the consolidated condensed income statements and as of June 30, 1997 for the consolidated condensed balance sheet.

      The pro forma data does not purport to be indicative of the results which would actually have been reported if the transactions had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of the Company and the related notes to such financial statements.

      Primary earnings per common share for the twelve months ended December 31, 1996 is based on 53.8 million weighted average shares of common stock and common stock equivalents outstanding. The Company's Dividend Enhanced Convertible Stock (DECS) was not included as such inclusion would be anti-dilutive. Convertible debt securities did not have a dilutive effect on earnings per common share in 1996.

      Pro forma primary earnings per common share for the twelve months ended December 31, 1996 is based on 49.0 million shares outstanding including approximately .9 million of common stock equivalents and 10.8 million common shares from the assumed conversion of the DECS. Fully diluted earnings per common share after adjustments is based on 59.3 million shares outstanding including the assumed conversion of convertible debt securities into 10.0 million common shares.

      Both primary earnings per common share and pro forma primary earnings per common share for the six months ended June 30, 1997 are based on 49.5 million shares outstanding including approximately 1.3 million of common stock equivalents and 10.5 million common shares from the assumed conversion of the DECS. Fully diluted earnings per common share are based on 59.5 million shares outstanding including the assumed conversion of convertible debt securities into
10.0 million common shares.


                                      MascoTech, Inc.
                     Pro Forma Consolidated Condensed Income Statement
                            for the year ended December 31, 1996
                                         (unaudited)
                     (amounts are in thousands except per share amounts)


                                   Company                                        Exchange of
                                  Historical     Disposition      Stock/Warrant   Emco Equity      Pro Forma       Pro Forma
                                    12/31/96    of Operations       Purchase        Holdings       Adjustments      Adjusted
                                                    (A)               (B)              (C)            (D)

Net sales                         $ 1,281,220    $ 411,810            ---              ---           ---           $  869,410
Cost of sales                      (1,048,110)    (374,470)           ---              ---           ---             (673,640)
Selling, general and
  administrative expenses            (132,260)     (50,230)           ---              ---           ---              (82,030)
Charge on disposition of
  businesses, net                     (31,520)     (31,520)           ---              ---           ---                ---
 Operating profit (loss)               69,330      (44,410)           ---              ---           ---              113,740

Other income (expense), net:
 Interest expense                     (29,970)        (930)       $ (14,580)           ---       $   17,190           (26,430)
 Equity and interest income from
   affiliates                          40,460          ---            ---          $   5,180          4,000            39,280
 Other, net                            (2,600)        1,230           ---              ---              350            (3,480)

Other income (expense), net             7,890           300         (14,580)           5,180         21,540             9,370

Income (loss) before income
  taxes (credit)                       77,220       (44,110)        (14,580)           5,180         21,540           123,110
Income taxes (credit)                  37,300       (10,170)         (5,830)           2,070          8,620            48,190

Income (loss)                     $    39,920     $ (33,940)      $  (8,750)       $   3,110     $   12,920        $   74,920

Preferred stock dividends         $    12,960                                                                      $   12,960

Earnings attributable to
  common stock                    $    26,960                                                                      $   61,960

Per common share data:
 Primary                               $  .50                                                                         $  1.53

 Fully diluted                         $  .49                                                                         $  1.42

Primary shares outstanding             53,790                                                                          48,990

Fully diluted shares outstanding       55,130                                                                          59,270


                                 MascoTech, Inc.
         Footnotes to Pro Forma Consolidated Condensed Income Statement
                      for the year ended December 31, 1996

(A)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to the Company's businesses held for disposition;

      - elimination of the sales and directly allocable expenses related to the disposition of MascoTech Stamping Technologies, Inc.;

      - elimination of the sales and directly allocable expenses related to MascoTech's Technical Services Group due to its sale;

      - the related tax credit at the appropriate U.S. and foreign statutory tax rate including state tax provision, net of federal tax benefit.

(B)   To reflect the following:

      - interest expense from the notes due Masco Corporation - $151.4 million and Mr. Manoogian - $7.6 million; and borrowings under the Company's Revolving Credit Agreement - $121.0 million; to purchase 17 million shares of Company Common Stock and the warrant to purchase 10 million shares of Company Common Stock from Masco Corporation and one million shares of Company Common Stock from Mr. Manoogian, all of which were retired;

      - the related tax credit at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(C)   To reflect the following:

      - elimination of the Company's equity income from Emco Limited related to the exchange of the Company's equity investment in Emco Limited with Masco Corporation;

      - the related tax provision at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(D)   To reflect the following:

      - dividend income from the $18 million of 12% preferred stock and interest income from the $30 million of 12 1/2% subordinated debentures received as part of the sale of Technical Services Group and estimated pro forma equity earnings from the equity interest in MSX International, Inc.;

      -     elimination of interest expense from the notes due Masco Corporation
            - $151.4 million and Mr. Manoogian - $7.6 million;

      - net interest savings from the use of assumed cash proceeds of $235 million from both the sale of businesses described in (A) (including related cash tax benefits of $53 million) and the exchange of Emco Limited equity holdings described in (C) to repay debt;

      - the related net tax provision of the pro forma adjustments at the appropriate U.S. statutory rates including state tax provision, net of federal tax benefit.



                                              MascoTech, Inc.
                            Pro Forma Consolidated Condensed Income Statement
                                 for the six months ended June 30, 1997
                                               (unaudited)
                           (amounts are in thousands except per share amounts)

                                              Company          Exchange of
                                             Historical        Emco Equity      Pro Forma     Pro Forma
                                              06/30/97          Holdings       Adjustments     Adjusted
                                                                   (A)             (B)

Net sales                                   $   466,480              ---            ---       $  466,480
Cost of sales                                  (356,190)             ---            ---         (356,190)
Selling, general and
  administrative expenses                       (45,550)             ---            ---          (45,550)
 Operating profit                                64,740              ---            ---           64,740

Other income (expense), net:
 Interest expense, Masco
  Corporation                                    (4,970)             ---        $   4,970          ---
 Other interest expense                         (14,790)             ---           (1,360)       (16,150)
 Equity and interest income
  from affiliates                                25,450          $   3,130           ---          22,320
 Gain from change in investment
  of an equity affiliate                         13,210              ---             ---          13,210
 Other, net                                      11,240              ---             ---          11,240

Other income (expense), net                      30,140              3,130           3,610        30,620

Income before income taxes                       94,880              3,130           3,610        95,360
Income taxes                                     37,570              1,250           1,440        37,760

Net Income                                  $    57,310          $   1,880       $   2,170    $   57,600

Preferred stock dividends                   $     6,240                                       $    6,240

Earnings attributable to
  common stock                              $    51,070                                       $   51,360

Per common share data:
 Primary                                         $ 1.16                                          $  1.16

 Fully diluted                                   $ 1.04                                          $  1.05

Primary shares outstanding                       49,460                                           49,460

Fully diluted shares outstanding                 59,520                                           59,520


                                 MascoTech, Inc.
         Footnotes to Pro Forma Consolidated Condensed Income Statement
                     for the six months ended June 30, 1997


(A)   To reflect the following:

      - elimination of the Company's equity income from Emco Limited related to the exchange of the Company's equity investment in Emco Limited to Masco Corporation;

      - the related tax provision at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(B)   To reflect the following:

      -     elimination of interest expense from the notes due Masco Corporation
            - $151.4 million and Mr. Manoogian - $7.6 million;

      - the interest expense from the borrowings under the Company's Revolving Credit Agreement required to retire that portion of the outstanding notes due Masco Corporation, which is in excess of the assumed proceeds from the exchange of the Company's common equity investment in Emco Limited to Masco Corporation, and due Mr. Manoogian;

      - the related tax provision of the proforma adjustments at the appropriate U.S. statutory rates including state tax provision, net of federal tax benefit.


                                           MascoTech, Inc.
                          Pro Forma Consolidated Condensed Balance Sheet
                                       as of June 30, 1997
                                            (unaudited)
                                   (amounts are in thousands)

                                                 Company       Exchange of
                                                Historical     Emco Equity       Pro Forma      Pro Forma
                                                 06/30/97       Holdings        Adjustments     Adjusted

                                                                   (A)              (B)
ASSETS
Current assets:
  Cash and cash investments                     $   39,680                                      $   39,680
  Marketable securities                             48,440                                          48,440
  Receivables                                      125,160                                         125,160
  Inventories                                       70,960                                          70,960
  Deferred and refundable
   income taxes                                     36,790                                          36,790
  Prepaid expenses and other assets                 12,520                                          12,520
    Total current assets                           333,550                                         333,550

Equity and other investments in
 affiliates                                        344,160      $   (51,270)                       292,890
Property and equipment, net                        398,320                                         398,320
Goodwill                                            68,520                                          68,520
Notes receivable and other assets                   71,730                                          71,730
    Total assets                                $1,216,280      $   (51,270)                    $1,165,010

LIABILITIES and SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                              $   59,710                                      $   59,710
  Accrued liabilities                              102,370                        $  14,310        116,680
  Current portion of long-term debt                  2,320                                           2,320
    Total current liabilities                      164,400                           14,310        178,710

Long-term debt held by Masco Corporation           151,380      $  (151,380)
4 1/2% convertible subordinated debentures,
 due 2003                                          310,000                                         310,000
Other long-term debt                               237,720           (7,620)         53,200        283,300
Deferred income taxes and other
 long-term liabilities                             155,780                            6,010        161,790
    Total liabilities                            1,019,280         (159,000)         73,520        933,800

Shareholders' Equity:
 Common stock                                       47,300                                          47,300
 Paid-in capital                                    32,050                                          32,050
 Retained earnings                                 111,380                           30,480        141,860
 Other                                               6,270            3,730                         10,000
    Total shareholders' equity                     197,000            3,730          30,480        231,210
    Total liabilities and
     shareholders' equity                       $1,216,280      $  (155,270)      $ 104,000     $1,165,010

                                 MascoTech, Inc.
           Footnotes to Pro Forma Consolidated Condensed Balance Sheet
                               as of June 30, 1997


(A)   To reflect the following:

      - the exchange of the Company's common equity investment in Emco Limited to Masco Corporation;

      - the retirement of a note due Masco Corporation ($151.4 million) from the proceeds from the exchange of the Company's common equity investment in Emco Limited to Masco Corporation as well as with borrowings under the Company's Revolving Credit Agreement;

      - the retirement of a note due Mr. Manoogian ($7.6 million) with borrowings under the Company's Revolving Credit Agreement.

(B)   To reflect the following:

      - borrowings under the Company's Revolving Credit Agreement to retire notes due Masco Corporation and Mr. Manoogian;

      - taxes payable on the gain, as well as the after-tax gain related to the exchange of the Company's common equity investment in Emco Limited to Masco Corporation.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       MASCOTECH, INC.


                                       By:/s/Timothy Wadhams
                                            Timothy Wadhams
                                            Vice President/Controller and
                                             Treasurer


Date: October 15 , 1997

                                  EXHIBIT INDEX



      99.a  Press Release dated September 30, 1997